UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2006
PAREXEL International Corporation

(Exact name of Registrant as Specified in its Charter)

Massachusetts	0-27058	04-2776269

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(781) 487-9900

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 12, 2006, PAREXEL International LLC, a Delaware limited liability company (“PAREXEL”) and wholly owned subsidiary of PAREXEL International Corporation, a Massachusetts corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Behavioral and Medical Research, LLC, a California limited liability company (“BMR”), California Clinical Trials Medical Group, Inc., a California professional medical corporation (“CCT”), Murray H. Rosenthal, D.O. (“Rosenthal”) and Robert J. Palko (“Palko” and, collectively with Rosenthal, the “Members”). Under the Purchase Agreement, PAREXEL agreed to acquire substantially all of the assets of BMR and cause the transfer of all of the outstanding stock of CCT directly to a California professional corporation (the “Acquisition”). In connection with the Acquisition, PAREXEL will enter into a long-term management agreement with CCT.
     The aggregate purchase price for the Acquisition is $65 million in cash, subject to a post closing working capital adjustment. PAREXEL, BMR, CCT and the Members have each made customary representations, warranties and covenants in the Purchase Agreement, including, among others, BMR’s and CCT’s covenant to conduct its business in the ordinary course between the execution of the Purchase Agreement and the closing of the Acquisition and to refrain from certain kinds of transactions during that period. Each of PAREXEL, BMR and the Members agreed to indemnify the other for certain losses arising out of breaches of representations and warranties, covenants and other specified matters. The Company has agreed to guaranty the payment and performance obligations of PAREXEL under the Purchase Agreement.
     The Company’s Board of Directors unanimously approved the Purchase Agreement. The transactions contemplated by the Purchase Agreement are subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. The Purchase Agreement is expected to close within the next 30 days.
     In connection with the closing of the Acquisition, the Company expects to enter into employment relationships with certain key officers and employees of BMR, including Rosenthal and Palko.
     The foregoing description of the Purchase Agreement is not complete, and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.
     The full text of the joint press release issued in connection with the Acquisition is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. Such press release is incorporated into this Item 1.01 by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAREXEL International Corporation
Date: October 13, 2006	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*
Purchase Agreement dated as of October 12, 2006, by and among PAREXEL International, LLC, Behavioral and Medical Research, LLC, California Clinical Trials Medical Group, Inc., Murray H. Rosenthal, D.O. and Robert J. Palko

99.1	Joint Press Release dated October 12, 2006

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the schedules to the Securities and Exchange Commission upon request.